Exhibit 3.1

Electronic Articles of Incorporation
For

IMAGITREND, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

IMAGITREND, INC.

Article II

The principal place of business address:

1900 MAIN STREET
SUITE 312
SARASOTA, FL US 34236

The mailing address for the corporation is:

1900 MAIN STREET
SUITE 312
SARASOTA, FL US 34236

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100 MILLION

Article V

The name and Florida street address of the registered agent is:

RUSSELL F. HARABURDA
1900 MAIN STREET
SUITE 312
SARASOTA, FL US 34236

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: RUSSELL F. HARABURDA

Article VI

The name and address of the incorporator is:

RUSSELL F. HARABURDA
1900 MAIN STREET
SUITE 312
SARASOTA, FL US 34236

Incorporator Signature: RUSSELL F. HARABURDA

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
RUSSELL F. HARABURDA
1900 MAIN STREET
SUITE 312
SARASOTA, FL US 34236

Article VIII

The effective date for the corporation shall be:

05/21/2003